SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2003

NEXTERA ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25995	97-4700410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Cambridge Center, 7th Floor, Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 715-0200

     This Current Report on Form 8-K is filed by Nextera Enterprises, Inc., a Delaware corporation (“Nextera”), in connection with the matters described herein.

Item 2. Acquisition or Disposition of Assets.

     On November 28, 2003, Nextera, and its wholly-owned direct and indirect subsidiaries, Lexecon Inc., an Illinois corporation (“Lexecon”), CE Acquisition Corp., a Delaware corporation (“CE”), and ERG Acquisition Corp., a Delaware corporation (“ERG”), completed the sale of substantially all of the assets of Lexecon, CE and ERG used in their economic consulting business to LI Acquisition Company, LLC (“LI”), a wholly owned subsidiary of FTI Consulting, Inc. (“FTI”). In exchange for the Lexecon, CE and ERG assets, Nextera received from FTI cash in the amount of $130 million, plus additional specified consideration, and FTI assumed certain of Lexecon’s, CE’s and ERG’s operating liabilities. The sale price was determined by arms-length negotiation between the parties based on a variety of factors.

     The sale of substantially all of Lexecon’s, CE’s and ERG’s assets is described more fully in Nextera’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on October 24, 2003.

Item 5. Other Events and Required FD Disclosure.

     In connection with the sale of substantially all of the assets of Lexecon, CE and ERG to FTI, Daniel R. Fischel resigned his positions as Chairman of the Board, President and Chief Executive Officer of Nextera, effective November 28, 2003, and agreed to employment with FTI Consulting as a senior managing director.

     Richard V. Sandler, previously Vice-Chairman of Nextera, has been named Chairman of the Board, and Michael P. Muldowney will assume the role of President in addition to Chief Financial Officer. Following the resignation of Mr. Fischel, Nextera’s Board consists of seven members, three of whom are independent directors.

Item 7. Financial Statements and Exhibits.

     (b) Pro Forma Financial Information.

     In accordance with the guidelines provided by the Securities and Exchange Commission for pro forma financial statements, Nextera has included pro forma information to show how the sale of substantially all of Lexecon’s, CE’s and ERG’s assets to LI as described above might have affected historical financial statements if the transaction had been consummated at an earlier date. The unaudited pro forma condensed consolidated balance sheet and statements of operations filed with this report are presented for illustrative purposes only. The pro forma balance sheet as of September 30, 2003 has been prepared to reflect the sale of assets as if it had taken place on September 30, 2003, and is not necessarily indicative of the financial position of Nextera had such sale occurred on that date. The pro forma statements of operations for the nine months ended September 30, 2003, the year ended December 31, 2002 and the nine months ended September 30, 2002 have been prepared assuming that the sale of assets occurred as of January 1, 2002, and are not necessarily indicative of the statements of operations for future periods or the results that actually would have been realized had Lexecon, CE and ERG sold the assets on that date. The pro forma financial statements, including notes thereto, should be read in conjunction with the historical financial statements of Nextera, including its filings on Form 10-K for the year ended December 31, 2002 and the unaudited financial statements included in its Form 10-Q for the quarters ended September 30, 2003 and September 30, 2002.

NEXTERA ENTERPRISES, INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2003
(In thousands)

		Proforma adjustments

			Adjustments to
			reflect proceeds
			from the sale, net
		Adjustments to reflect	of transaction
		assets/liabilities sold	costs, and debt
ASSETS	As Reported	to the buyer (1)	repayment (2)	Proforma

CURRENT ASSETS:
Cash and cash equivalents	$891	$—	$20,385	$21,276
Restricted cash	213	—	—	213
Accounts receivable, net	2,000	150	—	2,150
Assets related to discontinued operations	99,731	(99,731)	—	—
Other current assets	3,314	—	(2,917)	397

Total current assets	106,149	(99,581)	17,468	24,036
Other assets	1,208	—	(743)	465

Total assets	$107,357	$(99,581)	$16,725	$24,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,990	$—	$—	$3,990
Accrued restructuring costs, current portion	508	—	—	508
Senior credit facility	4,735	—	(4,735)	—
Liabilities related to discontinued operations	13,237	(13,237)	—	—
Other current liabilities	112	—	—	112

Total current liabilities	22,582	(13,237)	(4,735)	4,610
Senior credit facility	26,184	—	(26,184)	—
Debentures due to affiliates	51,579	—	(51,579)	—
Other long-term liabilities	2,338	—	(1,072)	1,266
Total stockholders’ equity	4,674	(86,344)	100,295	18,625

Total liabilities and stockholders’ equity	$107,357	$(99,581)	$16,725	$24,501

1). The adjustments represent the transfer of assets and assumption of liabilities to LI Acquisition Company, LLC, a wholly-owned subsidiary of FTI Consulting, Inc., assuming the transaction was consummated as of September 30, 2003. Additionally, goodwill relating to Lexecon and its consolidated subsidiaries was reduced to reflect the sale of the assets of the Lexecon business.

2). Represents proceeds amounting to $130.0 million, less $22.9 million of cash for non-compete payments, less $4.2 million of cash paid for federal and state taxes, transaction fees and warrants, less $30.9 million of cash to repay the senior credit facility, and less $51.6 million of cash to repay debentures due to affiliates. Additionally, $0.7 million of deferred financing fees, $1.1 million of waivable fees due to the senior lenders, and $2.9 million of unamortized non-compete agreements have been written off.

NEXTERA ENTERPRISES, INC.
UNAUDITED PROFORMA CONSOLIDATED
CONDENSED STATEMENT OF OPERATIONS

September 30, 2003
(Dollars in thousands, except per share amounts)

		Proforma adjustments

		Adjustments to reflect	Adjustments to reflect
		activity of Lexecon	revised capital structure
	As Reported	(3)	(4)	Proforma

Net revenues	$—	$—	$—	$—
Cost of revenues	—	—	—	—

Gross profit	—	—	—	—
Selling, general and administrative expenses	2,964	—	—	2,964
Special Charges	1,921	—	—	1,921

Operating Income (loss)	(4,885)	—	—	(4,885)
Interest expense	—	—	—	—
Other expense	—		—	—

Loss from continuing operations before income taxes	(4,885)	—	—	(4,885)
Provision for income taxes	102	—	—	102

Loss from continuing operations	(4,987)	—	—	(4,987)
Loss from Discontinued Operations	(3,033)	3,033	—	—

Net Income (loss)	(8,020)	3,033	—	(4,987)
Preferred stock dividends	(220)	—	—	(220)

Net loss applicable to common stockholders	$(8,240)	$3,033	$—	$(5,207)

Net income (loss) per common share, basic and diluted	$(0.24)			$(0.15)
Weighted average common shares outstanding, basic and diluted	33,926			33,926

3). Represents the elimination of revenue and other costs associated with the Lexecon business, which was sold to LI Acquisition Company, LLC, a wholly-owned subsidiary of FTI Consulting Inc.

4). Interest expense related to debt to be repaid from the proceeds from the Asset Sale has been included in discontinued operations.

Note: the proforma statement of operations excludes the gain that would have been recognized on Asset Sale.

NEXTERA ENTERPRISES, INC.
UNAUDITED PROFORMA CONSOLIDATED
CONDENSED STATEMENTS OF OPERATIONS

December 31, 2002
(Dollars in thousands, except per share amounts)

		Proforma adjustments

			Adjustments to
			reflect activity of	Adjustments to
		Adjustments to	other business units	reflect revised
		reflect activity of	previously disposed	capital structure
	As Reported	Lexecon (5)	(6)	(7)	Proforma

Net revenues	$75,921	$(73,946)	$(1,975)	$—	$—
Cost of revenues	45,890	(44,794)	(1,096)	—	—

Gross profit	30,031	(29,152)	(879)	—	—
Selling, general and administrative expenses	18,243	(12,799)	(943)	—	4,501
Special Charges/(credit) (8)	(740)	—	—	—	(740)

Income (loss) from operations	12,528	(16,353)	64	—	(3,761)
Interest expense, net	(6,747)	—	—	6,747	—

Income (loss) before provision for income taxes	5,781	(16,353)	64	6,747	(3,761)
Provision for income taxes	113	—	—	—	113

Net income (loss)	5,668	(16,353)	64	6,747	(3,874)
Preferred stock dividends	(1,347)	—	—	1,079	(268)

Net income (loss) applicable to common stockholders	$4,321	$(16,353)	$64	$7,826	$(4,142)

Net income (loss) per common share, basic	$0.12				$(0.12)
Net income (loss) per common share, diluted	$0.11				$(0.12)
Weighted average common shares outstanding, basic	35,730				35,034
Weighted average common shares outstanding, diluted	53,159				35,034

5). Represents the elimination of revenue and other costs associated with the Lexecon business, which was sold to LI Acquisition Company LLC, a wholly-owned subsidiary of FTI Consulting, Inc.

6). Represents the elimination of the revenue and other costs associated with the Sibson business which was sold in January of 2002.

7). Represents the elimination of interest expense as a result of using the sale proceeds to repay the senior credit facility and debentures due to affiliates.

8). Represents non-recurring reversal of restructuring reserves due the favorable settlement of lease termination.

Note: the proforma statement of operations excludes the gain that would have been recognized on Asset Sale.

NEXTERA ENTERPRISES, INC.
UNAUDITED PROFORMA CONSOLIDATED
CONDENSED STATEMENTS OF OPERATIONS

September 30, 2002
(Dollars in thousands, except per share amounts)

		Proforma adjustments

			Adjustments to
			reflect activity of	Adjustments to
		Adjustments to	other business units	reflect revised
		reflect activity of	previously disposed	capital structure
	As Reported	Lexecon (9)	(10)	(11)	Proforma

Net revenues	$58,368	$(56,401)	$(1,967)	$—	$—
Cost of revenues	35,120	(34,024)	(1,096)	—	—

Gross profit	23,248	(22,377)	(871)	—	—
Selling, general and administrative expenses	13,412	(9,589)	(962)	—	2,861
Special Charges/(credit) (12)	(740)	—	—	—	(740)

Income (loss) from operations	10,576	(12,788)	91	—	(2,121)
Interest expense, net	(4,852)	—	—	4,852	—
Other expense (13)	—	—	(621)		(621)

Income (loss) before provision for income taxes	5,724	(12,788)	(530)	4,852	(2,742)
Provision for income taxes	100	—	—	—	100

Net income (loss)	5,624	(12,788)	(530)	4,852	(2,842)
Preferred stock dividends	(1,279)	—	—	1,078	(201)

Net income (loss) applicable to common stockholders	$4,345	$(12,788)	$(530)	$5,930	$(3,043)

Net income (loss) per common share, basic	$0.12				$(0.09)
Net income (loss) per common share, diluted	$0.10				$(0.09)
Weighted average common shares outstanding, basic	35,722				35,034
Weighted average common shares outstanding, diluted	59,060				35,034

9). Represents the elimination of revenue and other costs associated with the Lexecon business, which was sold to LI Acquisition Company, LLC, a wholly-owned subsidiary of FTI Consulting, Inc.

10). Represents the elimination of the revenue and other costs associated with the Sibson business which was sold in January of 2002.

11). Represents the elimination of interest expense as a result of using the sale proceeds to repay the senior credit facility and debentures due to affiliates.

12). Represents non-recurring reversal of restructuring reserves due the favorable settlement of lease termination.

13). Represents non-recurring write-down of an investment.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Overview

     On September 25, 2003, Nextera Enterprises, Inc. (the “Company”) executed a definitive asset purchase agreement to sell substantially all of the assets (except for certain accounts receivable) and substantially all liabilities and business operations of Lexecon Inc. and direct subsidiaries of Lexecon Inc. (collectively, “Lexecon”) to LI Acquisition Company, LLC a wholly-owned subsidiary of FTI Consulting, Inc. (collectively, “FTI Consulting”). FTI Consulting is a public company that operates a multi-disciplined consulting firm with leading practices in the areas of turnaround, bankruptcy and litigation-related consulting services. The aggregate purchase price was $130.0 plus an amount to be determined prior to the closing representing the Company’s good faith estimate of liabilities incurred prior to the closing of the sale transaction under Lexecon’s self-insured medical plan. The purchase price on the Closing Date will be reduced by approximately $1.5 million, which amount (or a portion thereof) may be released to the Company subject to verification of a minimum working capital requirement of $6,522,800.

     The unaudited pro forma condensed consolidated balance sheet includes adjustments necessary to reflect the sale transaction as if it had occurred on September 30, 2003. Such adjustments include the receipt of the consideration, less transaction expenses, subtraction of the net assets sold from the Company’s balance sheet and the repayment of the outstanding senior credit facility and debentures due to affiliates.

     The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003 and 2002 and the year ended December 31, 2002 reflect the Company’s results of continuing operations as if the Company had completed the sale transaction as of January 1, 2002, and had used the proceeds received to repay debt under the senior credit facility and debentures due to affiliates and eliminate the related interest expense for the period. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003 and 2002 and the year ended December 31, 2002 also reflect the elimination of approximately $77.5 million of goodwill related to the Lexecon business.

     The unaudited pro forma financial statements have been prepared on the basis of preliminary estimates, which are subject to adjustment. The unaudited pro forma financial statements may not be indicative of the results that actually would have been achieved if the sale transaction had been effected on the dates indicated above, or the results that will be achieved in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements of Nextera Enterprises, Inc. included in the Company’s annual report on Form 10-K for the year ended December 31, 2002.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated September 25, 2003, by and among Nextera Enterprises, Inc., Lexecon Inc., CE Acquisition Corp., ERG Acquisition Corp., FTI Consulting, Inc., and LI Acquisition Company, LLC. (Exhibit 2.1 to Nextera’s Current Report on Form 8-K dated September 25, 2003 and incorporated by reference herein.)

10.1	Voting Agreement, dated September 25, 2003, by and among LI Acquisition Company, LLC, FTI Consulting, Inc., Knowledge Universe, Inc., and Nextera Enterprises Holdings, Inc. (Exhibit 10.1 to Nextera’s Current Report on Form 8-K dated September 25, 2003 and incorporated by reference herein.)

99.1	Press Release of Nextera Enterprises, Inc. dated September 25, 2003. (Exhibit 99.1 to Nextera’s Current Report on Form 8-K dated September 25, 2003 and incorporated by reference herein.)

99.2	Press Release of Nextera Enterprises, Inc. dated December 1, 2003.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2003	NEXTERA ENTERPRISES, INC

	By:	/s/ MICHAEL P. MULDOWNEY

Michael P. Muldowney
President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated September 25, 2003, by and among Nextera Enterprises, Inc., Lexecon Inc., CE Acquisition Corp., ERG Acquisition Corp., FTI Consulting, Inc., and LI Acquisition Company, LLC. (Exhibit 2.1 to Nextera’s Current Report on Form 8-K dated September 25, 2003 and incorporated by reference herein.)

10.1	Voting Agreement, dated September 25, 2003, by and among LI Acquisition Company, LLC, FTI Consulting, Inc., Knowledge Universe, Inc., and Nextera Enterprises Holdings, Inc. (Exhibit 10.1 to Nextera’s Current Report on Form 8-K dated September 25, 2003 and incorporated by reference herein.)

99.1	Press Release of Nextera Enterprises, Inc. dated September 25, 2003. (Exhibit 99.1 to Nextera’s Current Report on Form 8-K dated September 25, 2003 and incorporated by reference herein.)

99.2	Press Release of Nextera Enterprises, Inc. dated December 1, 2003.